Molecular Pharmacology (USA) Limited 8721 Santa Monica Blvd., Suite 1023 Los Angeles, CA 90069-4507
Symbol: MLPH	Molecular Pharmacology (USA) Limited Changes Year End	March 29 2007

Los Angeles, CA, March 29, 2007 - Molecular Pharmacology (USA) Limited (OTCBB: MLPH) ("Molecular") reports the Board of Directors of Molecular have approved a change in Molecular's financial year end from October 31st to June 30th. The report covering the transition period will be filed on Form 10-KSB on October 31, 2006.

The Board of Directors' decision to change the fiscal year-end is intended to assist the financial community in its analysis of the business and in comparing Molecular's financial results to others in the industry, and to synchronize Molecular's fiscal reporting period with Molecular's operating Australian subsidiary company and its parent company whose current year ends are both June 30, 2006.

For further information please contact:

Jeff Edwards
Molecular Pharmacology (USA) Limited
Telephone: 011-61-8-9443-3011
Email: jedwards@mpl-usa.com

About Molecular Pharmacology (USA) Limited

Molecular Pharmacology (USA) Limited (OTCBB: MPLH) is a public biotechnology company dedicated to the discovery and development of analgesic and anti-inflammatory products based on the proprietary MPL-TL compound.  MPL USA holds the exclusive worldwide rights to develop new and fast-acting analgesic and anti-inflammatory products based on MPL-TL.  For more information on MPL USA, please visit www.mpl-usa.com.

Forward-Looking Statements

Certain statements made in this document are forward-looking. Such statements are indicated by words such as "expect," "should," "anticipate", "may" and similar words indicating uncertainty in facts and figures. Although MPL believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to be correct. Actual results could differ materially from those  projected in the forward-looking statements as a result of factors, including: uncertainties associated with  product development, the risk that products that appeared promising  in early development phases do not demonstrate efficacy in clinical studies and trials, the risk that MPL will not obtain approval to  market its products and ingredients as envisaged, the risks associated with dependence upon key  personnel and the need for additional financing.